Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jazz Technologies, Inc.

Newport Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 21, 2007, relating to the financial statements of Jazz Technologies, Inc., (formerly Acquicor Technology Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

October 4, 2007